EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form SB-2) pertaining to the 1995 Employee Stock Option Plan and 1995 Non-employee Director Stock Incentive Plan (No.33-94540-LA), and the Registration Statements (Forms S-8) pertaining to the 1995 Employee Stock Purchase Plan (No. 333-80783), 1997 Stock Incentive Plan (No. 333-43145), 1999 Non-employee Director Stock Incentive Plan (No. 333-88627), 2000 Stock Incentive Plan, 2000 Transition Stock Incentive Plan for Officers, and the 2000 Transition Stock Incentive Plan for Non-Officers (No. 333-48264) of Cutter & Buck Inc. of our reports dated July 6, 2005, with respect to the consolidated financial statements and schedule of Cutter & Buck Inc., Cutter & Buck Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cutter & Buck Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2005.

/s/ ERNST & YOUNG LLP
Seattle, Washington
July 11, 2005